Strategic Partners Asset Allocation Funds
Period ended 01/31/06
File number 811-08915

SUB-ITEM 77D

Policies With Respect to Security Investment


Strategic Partners Large Capitalization Value Fund,

a series of

STRATEGIC PARTNERS STYLE SPECIFIC FUNDS

Strategic Partners Conservative Allocation Fund (large cap value sleeve)

Strategic Partners Moderate Allocation Fund (large cap value sleeve)

Strategic Partners Growth Allocation Fund (large cap value sleeve),

each Fund being a series of

STRATEGIC PARTNERS ASSET ALLOCATION FUNDS

Large Capitalization Value Portfolio,

a portfolio of

THE TARGET PORTFOLIO TRUST

Supplement dated December 9, 2005 to the

Statement of Additional Information ("SAI") of the above-referenced Funds dated as shown below

The Board of Trustees of each of the above-referenced Funds or Portfolios (collectively, "Funds") recently approved NFJ Investment Group L.P. ("NFJ") as an additional subadviser for the Fund or the sleeve of the Fund as indicated above. Hotchkis and Wiley Capital Management, LLC and J.P. Morgan Investment Management, Inc. are the Funds' current subadvisers and
will continue to be subadvisers for the Funds along with NFJ.   It is
anticipated that the addition of NFJ as an additional subadviser will be effective on or about December 16, 2005.

A. The following supplements the table titled "Sub-advisory Fee Rates" as it pertains to the respective Fund:

FUND                           SUBADVISER          SUBADVISORY FEE

Strategic Partners       Hotchkis & Wiley and    0.30% of average daily
Style Specific Funds     and JPMorgan            net assets
- Strategic Partners
LargeCap Value Fund       NFJ                    0.40% first $50 million
                                                 0.38% next $50 million
                                                 0.34% next $50 million
                                                 0.30% next $200 million
                                                0.28% over $350 million(1)


(1) For purposes of the subadvisory fee calculation for each Fund, all LCV assets managed by NFJ will be aggregated with the assets of SP Style Specific-SP Small Cap Value Fund and the assets of The Target Portfolio Trust - Small Cap Value Portfolio that are managed by NFJ.


FUND                           SUBADVISER          SUBADVISORY FEE

Strategic Partners Asset     Hotchkis & Wiley     0.30% of combined
Allocation Funds                                average daily net assets
- Strategic Partners          JPMorgan     0.30% of combined average daily
Conservative Allocation                  net assets to $300 million; 0.25%
Fund (LCV sleeve)                           of combined average daily net
- Strategic Partners Moderate  NFJ          assets over $300 million (2)
Allocation Fund (LCV sleeve)               0.40% first $50 million
- Strategic Partners Growth                0.38% next $50 million
Allocation Fund (LCV sleeve)                0.34% next $50 million
                                            0.30% next $200 million
                                            0.28% over $350 million (1)

Target Portfolio           Hotchkis &    0.30% of average daily net assets
Trust                      Wiley and      0.40% first $50 million
- Large Cap Value          JPMorgan        0.38% next $50 million
Portfolio                                  0.34% next $50 million
                           NFJ             0.30% next $200 million
                                          0.28% over $350 million (1)


B. The following supplements the discussion titled "Corporate Structure" for each Fund named above.

NFJ Investment Group L.P.

NFJ Investment Group L.P. (NFJ) , formed in 1989, is a wholly owned subsidiary of Allianz Global Investors of America L.P. As of July 31, 2005, the firm had over $15 billion of worldwide assets under management and advice. NFJ, a disciplined, value-oriented equity manager, is located at 2100 Ross Avenue, Dallas, Texas 75201.

C.  The following information supplements the chart titled "Portfolio
Managers":

A. Other Accounts Managed by Portfolio Managers . The table below identifies, for each portfolio manager, the number of accounts managed and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. For each category, the number of accounts and total assets in the accounts whose fees are based on performance is indicated in italics typeface.

PORTFOLIO:
Strategic Partners Style Specific Funds
-Strategic Partners Large Cap Value Fund
PORTFOLIO MANAGER(S):
Ben Fisher of NFJ
Chris Najork of NJF
Paul Magnuson of NFJ
REGISTERED INVESTMENT COMPANIES *:
3 ($1,830,572,717)
4  ($4,933,858,642)
4  ($298,433,792)
OTHER POOLED INVESTMENT VEHICLES:
8 ($200,213,248)
1 ($44,313,594)
4 ($99,818,605)
OTHER ACCOUNTS:
26 ($915,154,861)
4   ($406,422,942)
3   ($959,079,705)


(2) For purposes of the subadvisory fee calculation, the assets managed by JPMorgan are aggregated with the assets of SP Style Specific-SP Large Cap Value Fund and the assets of The Target Portfolio Trust - Large Cap Value Portfolio that are managed by JPMorgan.

PORTFOLIO:
Strategic Partners Asset Allocation Funds
- Strategic Partners Conservative Allocation Fund
(LCV sleeve)
- Strategic Partners Moderate Allocation Fund (LCV sleeve)
- Strategic Partners Growth Allocation Fund (LCV sleeve)
Target Portfolio Trust
- Large Cap Value Portfolio
PORTFOLIO MANAGER(S):
Ben Fisher of NFJ
Chris Najork of NJF
Paul Magnuson of NFJ
Ben Fisher of NFJ
Chris Najork of NJF
Paul Magnuson of NFJ
REGISTERED INVESTMENT COMPANIES *:
3 ($1,830,572,717)
4  ($4,933,858,642)
4  ($298,433,792)
3 ($1,830,572,717)
4 ($4,933,858,642)
4 ($298,433,792)
OTHER POOLED INVESTMENT VEHICLES:
8 ($200,213,248)
1 ($44,313,594)
4 ($99,818,605)
8 ($200,213,248)
1 ($44,313,594)
4 ($99,818,605)
OTHER ACCOUNTS:
26 ($915,154,861)
4   ($406,422,942)
3   ($959,079,705)
26 ($915,154,861)
4   ($406,422,942)
3   ($959,079,705)

* As of September 30, 2005


B. Portfolio Manager Compensation / Material Conflicts of Interest . The table below identifies, for each Portfolio Manager, the structure of, and method(s) used to determine, portfolio manager compensation. The table below also identifies, for each Portfolio Manager, any material conflicts of interest that may arise between a Portfolio Manager's management of a Portfolio's investments and investments in other accounts.

PORTFOLIO
Strategic Partners Style Specific Funds
- Strategic Partners Large Cap Value Fund
Strategic Partners Asset Allocation Funds
- Strategic Partners Conservative Allocation Fund
(LCV sleeve)
- Strategic Partners Moderate Allocation Fund
(LCV sleeve)
- Strategic Partners Growth Allocation

Fund (LCV sleeve)
Target Portfolio Trust
- Large Cap Value

COMPENSATION STRUCTURE AND METHOD(S)/MATERIAL
CONFLICTS OF INTEREST

NFJ
PORTFOLIO MANAGER COMPENSATION
Contractual agreements provide the founders with competitive salaries and all benefits provided to the senior executives of Allianz. The founders/managing directors have a separate business entity contract and employment contract, including a profit sharing agreement. All other managing directors are eligible for profit sharing pool participation. Compensation is tied to successful job performance and growth in assets under management. All managing directors have available to them a Deferred Compensation Plan that is 100% voluntary on the part of the individual.
Our compensation levels are on par with other industry firms. Employees are provided very competitive compensation packages with incentives, including annual bonuses, a benefits package, vacation, sick leave, etc. Compensation is fixed and is not based on the fund's performance or the assets held in the fund's portfolio. All NFJ employees at the same level are compensated in the same way. There is no difference between the structure and method used to compensate the portfolio manager assigned to the fund's account and other portfolio managers in the Company. CONFLICTS OF INTEREST
Being an investment manager with multiple clients, there could be the potential conflict of interest while managing both the Funds and other accounts at the same time. Listed below are potential conflicts that an investment professional could face. NFJ has implemented compliance policies and procedures to attempt to address these potential issues.
There is the potential conflict that a more attractive investment could be allocated to a higher fee paying account. A conflict could also arise if a disproportionate share amount of a security that is likely to increase in value is allocated to a favored account. NFJ has established allocation procedures to address fair and equitable allocation of all trades.

C. Portfolio Manager Securities Ownership . The table below identifies, for each Portfolio Manager, ownership of Trust securities by each Portfolio Manager.

                                                            OWNERSHIP
PORTFOLIO                                 PORTFOLIO        OF TRUST
                                          MANAGER(S)       SECURITIES

Strategic Partners Style Specific     Ben Fisher of NFJ      None
Funds
-Strategic Partners Large Cap Value   Chris Najork of NJF     None
Fund
Strategic Partners Asset Allocation  Paul Magnuson of NFJ      None
Funds
- Strategic Partners Conservative    Ben Fisher of NFJ        None
Allocation Fund (LCV sleeve)
- Strategic Partners Moderate       Chris Najork of NJF       None
Allocation Fund (LCV sleeve)       Paul Magnuson of NFJ       None
- Strategic Partners Growth        Ben Fisher of NFJ          None
Allocation Fund (LCV sleeve)
Target Portfolio Trust             Chris Najork of NJF        None
- Large Cap Value                  Paul Magnuson of NFJ       None


The information in this supplement relates to the following SAIs:

FUND NAME                                            DATE OF SAI

Strategic Partners Large Capitalization
Value Fund, a series of
STRATEGIC PARTNERS STYLE SPECIFIC FUNDS             September 29, 2005

Strategic Partners Conservative Allocation Fund
Strategic Partners Moderate Allocation Fund
Strategic Partners Growth Allocation Fund, each a
series of
STRATEGIC PARTNERS ASSET ALLOCATION FUNDS           September 30, 2005

Large Capitalization Value Portfolio, a portfolio of
THE TARGET PORTFOLIO TRUST                          February 25, 2005